EXHIBIT 10.17

Date: May 7, 2004

MUTUAL CONSENT TO TERMINATION
OF ASSET PURCHASE AGREEMENT

The Asset Purchase Agreement dated December 13, 2003 between MacroPore Biosurgery, Inc. and Medicis Ventures Management GmbH, which the parties hereby confirm has never been amended or modified (the “Agreement”), is hereby terminated by mutual consent under Section 10.1(c) thereof. The parties hereby agree that this termination is without liability of either party to the other, and each of the parties hereby forgives, releases and waives any and all rights and claims against the other arising under or in connection with the Agreement, to the extent such rights and claims arose upon or before such termination of the Agreement; provided, that the parties hereby confirm that Section 12.13 of the Agreement shall survive termination of the Agreement as expressly provided in Section 12.13.

MACROPORE BIOSURGERY, INC.

By:	/s/ Charles E. Galetto
Name:	Charles E. Galetto
Title:	Sr. Vice President Finance

MEDICIS VENTURES MANAGEMENT GMBH

By:	/s/ Kai Deusch
Name:	Dr. Kai Deusch
Title:	Managing Director (CEO)